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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY


                                Jurisdiction of Other Names under which
Subsidiary                      Incorporation Subsidiary does Business

Ahab Investment Company         Delaware          N/A

Owosso-Delaware, Inc.           Delaware          N/A

Owosso Motor Group, Inc.        Pennsylvania      N/A

SMX Liquidation Corp., Inc.     Pennsylvania      N/A

Stature Electric, Inc.          New York          N/A